THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT
THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of December 18, 2017, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time (each a “Lender” and collectively, the “Lenders”) including Oxford in its capacity as a Lender and CONFORMIS, INC., a Delaware corporation (“ConforMIS”) and IMATX, INC., a California corporation (“ImaTx” and individually, collectively, jointly and severally with ConforMIS, “Borrower”).
RECITALS
A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of January 6, 2017, as amended by that certain First Amendment to Loan and Security Agreement dated as of March 9, 2017 and that certain Second Amendment to Loan and Security Agreement dated as of June 30, 2017 (as amended from time to time, the “Loan Agreement”).
B.    Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Collateral Agent and Lenders (i) modify the definition of “Permitted Indebtedness” and “Permitted Liens” found in Section 13.1 of the Loan Agreement; and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Collateral Agent and Lenders have agreed to modify such covenant, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 13.1 (Definitions). New subsection (i) is hereby added to the definition of “Permitted Indebtedness” in Section 13.1 of the Loan Agreement to read as follows:
“(i)    Indebtedness not to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) from time to time outstanding related to financing insurance premiums.”
2.2    Section 13.1 (Definitions). New subsection (k) is hereby added to the definition of “Permitted Liens” in Section 13.1 of the Loan Agreement to read as follows:
“(k)    Liens (which may have priority to those in favor of the Collateral Agent up to One Million Five Hundred Thousand Dollars ($1,500,000.00)) on rights under insurance policies and insurance proceeds in favor of insurance companies granted solely to secure financed insurance premiums and related amounts arising under the financing agreement, securing liabilities in connection with Indebtedness permitted under clause (i) of the definition of “Permitted Indebtedness”.”

3.    Limitation of Amendment.
3.1    The amendment set forth in Section 2 above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
6.    Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Collateral Agent and Lender of this Amendment by each party hereto, and (ii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER

CONFORMIS

By	/s/Paul S. Weiner
Name:	Paul S. Weiner
Title:	CFO

IMATX, INC.

By	/s/Paul S.Weiner
Name:	Paul S. Weiner
Title:	CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

[Signature Page to Third Amendment to Loan and Security Agreement]